                                                                     EXHIBIT 9.2

                                    AMENDMENT
                                     TO THE
                             VOTING TRUST AGREEMENT
                             DATED NOVEMBER 19, 1992

         This Amendment made as of the 31st day of December, 1995, between the undersigned holders of common shares of Denver and Ephrata Telephone and Telegraph Company, a Pennsylvania corporation (the "Shareholders"), and Kay William Shober, Anne Brossman Swiegart, W. Garth Sprecher, Ronald E. Frisbie and John Amos (the "Voting Trustees").

                                   WITNESSETH:

                                   BACKGROUND

         WHEREAS, each of the Shareholders has executed the Voting Trust Agreement dated November 19, 1992 (the "Agreement"); and

         WHEREAS, the Voting Trustees have recommended to the Shareholders that the following amendments be made to the Agreement; and

         WHEREAS, each of the Shareholders believes that the following amendments will assist in ensuring continuity and stability of the management and business policy of the Company by giving the voting rights in respect of his or her shares of common stock to the Voting Trustees; and

         WHEREAS, the Voting Trustees are willing to accept such voting rights and to exercise such voting rights under the terms and conditions hereof.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, have agreed and to hereby agree with each other as follows:

                                   AMENDMENTS

SECTION 1. SECTION 2 OF THE AGREEMENT. Section 2, Paragraph 2 of the Agreement shall be amended by adding the following sentences to the end of the paragraph:

                  ; except, however, any shares of common stock purchased pursuant to the Denver and Ephrata Employee Stock Purchase Plan, Employee Stock Ownership Plan, Dividend Reinvestment Plan or other similar plan may be held by such plan and not deposited hereunder until distributed or delivered to the Shareholder. Notwithstanding the foregoing, the Voting Trustees, in their sole discretion, may determine whether shares acquired by the Shareholders after June 29, 1993 are subject to the terms of this Agreement.

SECTION 2. SECTION 15 OF THE AGREEMENT. Section 15, Paragraph 2 of the Agreements shall be amended by deleting from the first sentence "five (5) years" and replacing it with "ten (10 years."

SECTION 3. SECTION 24 OF THE AGREEMENT. Section 24 shall be added to the Agreement as follows:

                           24. REDEMPTION, REPURCHASE OR OTHER PURCHASE.
                  Notwithstanding anything in this Agreement to the contrary, the Voting Trustees shall be vested with authority to release from the Voting Trust, in their sole discretion, any common stock for repurchase or redemption by the Company or purchase by a Company-related stock plan, such as the Denver and Ephrata Employee Stock Purchase Plan, Employee Stock Ownership Plan, Dividend Reinvestment Plan or similar plan, from a Shareholder who requests such release in writing and provides a resolution of the Board of Directors of the Company or Trustee of a plan authorizing such repurchase, redemption or purchase.

SECTION 4. OTHER PROVISIONS. All other provisions of the Agreement are hereby ratified and shall remain in their entirety.

SECTION 5. COVENANTS, REPRESENTATIVES AND WARRANTIES AND ACKNOWLEDGEMENTS BY SHAREHOLDERS. By accepting Voting Trust Certificates each Shareholder and each person to whom Voting Trust Certificates are issued at the request of the Company upon its issuance of shares to the Voting Trustees, as set forth in
Section 1, represents and warrants that his acceptance of Voting Trust Certificates as amended hereunder is solely for his own account for the purpose of investment and not with the intent or any view to the sale or other distribution thereof, and covenants that he will not sell or otherwise transfer Voting Trust Certificates in violation of the Securities Act of 1933 or the Pennsylvania Securities Act.

         Each Shareholder represents and warrants that at the time the Trustees solicited his or its participation in the Voting Trust amended hereby and at the time of the issuance of Voting Trust Certificates as amended to him or it by the Trustees hereunder, his principal residence was located in the Commonwealth of Pennsylvania or, if such Shareholder is a partnership, trust or other form of business organization, its principal office was situated within the Commonwealth of Pennsylvania.

         Each Shareholder which is a partnership, trust or other form of business organization represents and warrants that it was not organized for the specific purpose of acquiring Voting Trust Certificates issued hereunder and amended hereby.

         Each Shareholder hereby acknowledges that:

         (i) The Voting Trust Certificates issued hereunder and amended hereby to the Shareholders have not been registered under the Securities Act of 1933 on the basis of the so-called "intrastate" offering exemption from registration afforded by Section 3(a)(11) of the Securities Act of 1933, and consequently the amended Voting Trust Certificates may only be offered and issued by the Trustees to persons who are bona fide residents of the Commonwealth of Pennsylvania, and who acquire the amended Voting Trust Certificates for investment and not with the intent to transfer. Consequently, any other sale or transfer of such amended Voting Trust Certificates may only be made upon the registration of the amended Voting Trust Certificates under the Securities Act of 1933 unless some exemption from registration under the Securities Act of 1933 becomes or is available;

         (ii) the amended Voting Trust Certificates have not been registered under the Pennsylvania Securities Act on the basis of an exclusion from registration available for the initial issuance of Voting Trust Certificates to the original participants in this Voting Trust and, consequently, any sale or other transfer of such amended Voting Trust Certificates may only be made upon the registration of the amended Voting Trust Certificates under the Pennsylvania Securities Act unless an exemption from registration under the Pennsylvania Securities Act becomes or is available:

         (iii) the Shareholder has received a copy of an Offering Circular dated September 23, 1991 and an Amended Offering Circular dated December 31, 1995 (the "Offering Circulars"), relating to the amended Voting Trust Certificates to be issued hereunder and amended hereby, and a copy of the Agreement and this Amendment (the "Agreement, as amended"), and he has been afforded the opportunity to ask questions of the Voting Trustees and the Company and to acquire, and such Shareholder has received to his satisfaction, such additional information, in addition to the Offering Circulars and Agreement, as amended, as he has requested, and after receiving such material has been afforded the opportunity to decide whether or not to participate in the Agreement, as amended; and

         (iv) the Voting Trustees shall register transfers of amended Voting Trust Certificates issues hereunder and amended hereby only if such amended Voting Trust Certificates have been registered under the Securities Act of 1933, the Pennsylvania Securities Act and the applicable securities laws of any other appropriate jurisdiction or when the request for transfer is accompanied by an opinion of counsel, which opinion and counsel are satisfactory to the Voting Trustees, to the effect that the sale or other proposed transfer does not require registration under the Securities Act of 1933, the Pennsylvania Securities Act or the securities laws of any other jurisdiction, and such Shareholder agrees that the following legends to such effect shall be placed on his amended Voting Trust Certificates and a stop transfer order placed in the Trustees' records with respect thereto:

         THIS VOTING TRUST CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE PENNSYLVANIA SECURITIES ACT OF 1972 IN RELIANCE ON AN EXCLUSION FROM REGISTRATION UNDER SUCH ACT, AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER SUCH ACT SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR
(ii) IN THE OPINION OF COUNSEL, WHICH OPINION AND COUNSEL SHALL BE ACCEPTABLE TO THE VOTING TRUSTEES, REGISTRATION UNDER SUCH ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

         THIS VOTING TRUST CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933 ON THE BASIS OF THE EXEMPTION FROM REGISTRATION AFFORDED BY SECTION 3(a)(11) THEREOF, AND MAY NOT BE TRANSFERRED TO PERSONS OTHER THAN BONA FIDE RESIDENTS OF THE COMMONWEALTH OF PENNSYLVANIA UNLESS AND UNTIL (i) A REGISTRATION STATEMENT UNDER SUCH ACT SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) IN THE OPINION OF COUNSEL, WHICH OPINION AND COUNSEL SHALL BE ACCEPTABLE TO THE VOTING TRUSTEES, REGISTRATION UNDER SUCH ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

SECTION 6. CONSTRUCTION. Construction of this Agreement shall be under the laws of the Commonwealth of Pennsylvania and in each instance the singular shall be deemed to include the plural; the plural, the singular; each gender shall include all genders; and a reference to any person, association or corporation always shall be deemed to include their respective heirs, personal representatives, successors and assigns.

SECTION 7. EXECUTION IN COUNTERPARTS. This Agreement may be signed upon any number of counterparts with the same effect as if all signatures upon said counterparts had been upon one and the same document.

SECTION 8. AGREEMENT NOT APPLICABLE TO PREFERRED SHARES. Nothing contained herein shall affect or be applicable to non-voting preferred shares of the Company now or hereafter issued and the terms "Shares" and "Shareholders" wherever used herein shall refer only to common shares and the holders of such Shares respectively.

SECTION 9. HEADINGS NO PART HEREOF. Any headings preceding the text of the several Sections hereof are inserted solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.